EXHIBIT 10.1

AGREEMENT TO TERMINATE
EMPLOYMENT AGREEMENT

This Agreement (“Agreement”) is executed this 29th day of May, 2013, by and between STERIS Corporation (“STERIS”) and Walter M Rosebrough, Jr. (“Executive”).

WHEREAS, Company and Executive previously executed an Employment Agreement dated September 7, 2007 (the “Employment Agreement”) providing for the employment of Executive by the Company and certain terms and conditions with respect thereto; and

WHEREAS, Executive has asked the Company to approve the termination of the Employment Agreement so that the basis of his employment with the Company will be similar to that of other Company executives;

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, it is agreed as follows:

1.    The Employment Agreement is terminated effective as of the date hereof.

2.	After giving effect to the termination of the Employment Agreement, Executive shall be and remain an at-will employee and President and CEO of the Company indefinitely.

3.
The termination of the Employment Agreement shall not alter or terminate any rights, benefits or awards now existing or heretofore granted to Executive pursuant to or in conjunction with any plan, agreement or arrangement or otherwise, except for any rights arising solely under or existing solely by virtue of the Employment Agreement. Company and Executive expressly agree that from and after the effective date of the Agreement, (i) Executive and Company will cease to have any further rights or obligations under the Employment Agreement, and (ii) with respect to his employment, Executive shall have only those rights to which he is otherwise contractually or legally entitled and those rights provided pursuant to STERIS policies and practices. Not in limitation of the foregoing, the parties agree that Executive currently is covered under the Company’s Senior Executive Severance Plan, in the form attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2013, filed with the SEC on August 2, 2012. Also not in limitation of the foregoing, Executive acknowledges that he is, and agrees that he shall continue to be, bound by the terms and conditions of the following: (i) those Nondisclosure and Noncompetition Agreements to which Executive has previously agreed in conjunction with equity awards received from the Company, and (ii) the STERIS Code of Business Conduct, in the form currently contained on the Company’s website under Investor Relations, Corporate Governance.

4.
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision has never been contained herein. Ohio law shall govern the terms and any interpretation of this Agreement and any dispute hereunder shall be submitted to binding arbitration before three arbitrators in the City of Cleveland, Ohio, pursuant to the rules of the American Arbitration Association.

5.
This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the Employment Agreement, except as otherwise expressly provided herein. The provisions of this Agreement may be amended or waived only with the prior written consent of STERIS and Executive, and no course of conduct or failure to delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

STERIS Corporation

By:     /s/ John P. Wareham                 /s/ Walter M Rosebrough, Jr.
Name:     John P. Wareham                Walter M Rosebrough, Jr.
Title: Chairman of the Board